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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 1, 2009

                     PENSECO FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

       Pennsylvania                000-23777                23-2939222
      (State or other       (Commission File Number)     (I.R.S. Employer
       jurisdiction                                     Identification No.)
     of incorporation)

         150 NORTH WASHINGTON AVENUE, SCRANTON, PENNSYLVANIA, 18503-1848
               (Address of principal executive offices) (Zip code)

                                 (570)-346-7741
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      On April 1, 2009, Penseco Financial Services Corporation, a Pennsylvania corporation ("Penseco"), completed its acquisition of Old Forge Bank, a Pennsylvania commercial bank ("Old Forge") in accordance with the Agreement and Plan of Merger ("merger agreement") by and among Penseco, its direct wholly-owned subsidiary, Penn Security Bank and Trust Company, a Pennsylvania commercial bank and trust company ("Penn Security"), and Old Forge, pursuant to which Old Forge, in a two-step transaction, merged with and into Penn Security, with Penn Security continuing as the resulting institution (the "merger").

      As a result of the merger, Old Forge shareholders will receive an aggregate of approximately $17.4 million in cash and 1,128,079 shares of Penseco common stock. The value of the final merger consideration to be received by Old Forge shareholders is approximately $102.28 per share of Old Forge common stock based on the terms of the merger agreement, or approximately $56.9 million in the aggregate based on the $35.00 per share last sale price of Penseco common stock on March 31, 2009.

      The foregoing does not purport to be a complete description of the merger agreement and is qualified in its entirety by reference to the text of the merger agreement. A copy of the merger agreement is attached as Annex A to the Registration Statement on Form S-4/A (Registration No. 333-156925) filed by Penseco with the Securities and Exchange Commission on February 11, 2009 and it is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

      In accordance with the terms of the merger agreement, effective April 1, 2009, former Old Forge directors, Joseph G. Cesare, M.D. and Senator Robert J. Mellow have been added to the board of directors of Penseco and Penn Security. In accordance with the terms of the merger agreement, each of Dr. Cesare and Senator Mellow will be entitled to receive compensation for services on the Penseco and Penn Security boards of directors in accordance with the general director compensation policies of Penseco and Penn Security until the 2013 annual meeting of Penseco shareholders, whether or not either of them is serving as a director of Penseco or Penn Security at any time during that period.

ITEM 8.01  OTHER EVENTS.

      On April 1, 2009, Penseco issued a press release announcing the completion of the merger and related matters. A copy of the press release announcing the closing of the merger is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Financial Statements of Business Acquired

      The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

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      (b) Pro Forma Financial Information

      The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

      (d)  Exhibits

      The following exhibits are filed with this Form 8-K:

            Exhibit No.        Description
            -----------        -----------

            2.1 Agreement and Plan of Merger, dated as of December 5, 2008, by and among Penseco Financial Services Corporation, Penn Security Bank and Trust Company and Old Forge Bank (incorporated by reference to Annex A to the Registration Statement on Form S-4/A (Registration No. 333-156925) filed by Penseco with the Securities and Exchange Commission on February 11, 2009)
            99.1               Press Release dated April 1, 2009

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PENSECO FINANCIAL SERVICES CORPORATION


Date:  April 1, 2009                     By:  /s/ Craig W. Best
                                              --------------------------------
                                              Craig W. Best
                                              President and CEO

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                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------

2.1 Agreement and Plan of Merger, dated as of December 5, 2008, by and among Penseco Financial Services Corporation, Penn Security Bank and Trust Company and Old Forge Bank (incorporated by reference to Annex A to the Registration Statement on Form S-4/A (Registration No. 333-156925) filed by Penseco with the Securities and Exchange Commission on February 11, 2009)

99.1               Press Release dated April 1, 2009